UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2011

FRONTIER BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52297	06-1678089
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1837 Harbor Avenue, P.O. Box 13311 Memphis, Tennessee	38113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 233-7359

1837 Harbor Avenue, P.O. Box 13098, Memphis, Tennessee, 38113
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2011, Tim Barham resigned his positions as Vice President, Secretary and a Director of Frontier Beverage Company, Inc. (“Frontier” or the “Company”).

Subsequently, on the same day, Terry Harris, the sole remaining member of the Board of Directors appointed David Harris, age 44, to serve as Vice President, Secretary and a Director of the Company.

Mr. Harris holds a B.S. in Marketing from the University of Alabama (1989). Over the past 22 years he has worked in both the food brokerage and food manufacturing business. From 1989-1999, he was an owner and Vice President of Sales for Empire Foods, Inc. (“Empire”). From 1999-Present, he has been an owner and the Director of Sales and Marketing for Empire Packing, LP dba Ledbetter Foods (a wholly owned subsidiary at Empire Foods, Inc.). Empire currently owns and operates three manufacturing facilities. Mir Harris’ expertise in the food industry has significantly contributed to the success of the Empire companies by growing Empire into one of the largest privately owned sales, marketing and manufacturing companies in the packaged goods industry. David Harris is the brother of Terry Harris, a Director of the Company and our President and Treasurer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontier Beverage Company, Inc.

Dated: November 16, 2011	By:	/s/Terry Harris
Terry Harris President